Exhibit 3.63

FILED
2000 MAR 16 PM 3: 55

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

OF

KIMBALL HILL HOMES REALTY FLORIDA, INC.

I, the undersigned, hereby make, subscribe, acknowledge and file with the Secretary of State of the State of Florida these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

ARTICLE I

The name of this corporation shall be:

Kimball Hill Homes Realty Florida, Inc.

The Principal office and mailing address of this corporation shall be 8584 Katy Freeway, Suite 200, Houston, Texas 77024.

ARTICLE II

The corporation may engage in the transaction of any and all lawful act or activity for which a corporation may be organized under the laws of the State of Florida other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated under the laws of the State of Florida.

ARTICLE III

This corporation is authorized to issue only one class of shares or stock, and the total number of shares which this corporation is authorized to issue is one thousand (1,000), having a par value of $1.00 per share. No shareholder shall have any preemptive right to acquire any additional shares or securities that may be issued at any time by this corporation.

ARTICLE IV

The street address of the corporation’s initial registered office is 2907 Bay to Bay Boulevard, Suite 301, Tampa, Florida 33629, and the name of the corporation’s initial registered agent at such address is Jon Morris.

ARTICLE V

The name and address of the incorporator of this corporation is as follows:

Name	Address

Jon Morris	2907 Bay to Bay Boulevard Suite 301 Tampa, Florida 33629

IN WITNESS WHEREOF, I, the undersigned, have executed these Articles for the uses and purposes therein stated.

/s/ Jon Morris
Jon Morris, Incorporator

FILED
2000 MAR 16 PM 3: 55

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
FOR THE SERVICE OF PROCESS WITHIN FLORIDA,
NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

In compliance with Section 48.091, Florida Statutes, the following is submitted:

Kimball Hill Homes Realty Florida, Inc. has named Jon Morris as its registered agent and its registered office is located at 2907 Bay to Bay Boulevard, Suite 301, Tampa, Florida 33629.

Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

/s/ Jon Morris
Jon Morris, Registered Agent
Date	3/14/2000